Exhibit 10.40

Execution Copy

SECOND LIEN COLLATERAL ASSIGNMENT OF PROMED ACQUISITION

DOCUMENTS AND ALTA ACQUISITION DOCUMENTS

THIS SECOND LIEN COLLATERAL ASSIGNMENT OF PROMED ACQUISITION DOCUMENTS AND ALTA ACQUISITION DOCUMENTS (this “Assignment”) has been executed and delivered as of August 8, 2007, by and among ALTA HOSPITALS SYSTEM LLC, a California limited liability company (“ALTA LLC”) (for itself and as successor-in-interest to Prospect Hospitals System LLC (“Prospect LLC’) and Alta Healthcare System, Inc. (‘‘Alta Inc.”), PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), and PROSPECT MEDICAL GROUP, INC., a California professional corporation (“PMG” and collectively with Holdings and Alta LLC, “Assignor”), and BANK OF AMERICA, N.A., as administrative agent (“Administrative Agent”), with reference to the following facts:

RECITALS

A.            Holdings and PMG are parties to certain documents pursuant to which, among other things, PMG acquired the stock and assets of Pomona Valley Medical Group, Inc. (“Pomona Valley”) and Upland Medical Group, a Professional Medical Corporation (“Upland”), and Holdings acquired the stock and assets of ProMed Heahh Services Company (“PHSC’) and ProMed Health Care Administrators (“PHCA” and together with Pomona Valley, Upland and PHSC, each a “ProMed Corporation” and collectively, the “ProMed Corporations”).

B.            Holdings, Prospect LLC, Alta Inc. and Alta LLC are parties to certain documents pursuant to which, among other things, Holdings acquired or will acquire (via the merger of Alta Inc. with and into Prospect LLC, with the surviving entity being Alta LLC) the stock and assets of Alta Healthcare System, Inc., Alta Hollywood Hospitals, Inc. and Alta Los Angeles Hospitals, Inc. (each an “Alta Corporation” and collectively, the ‘‘Alta Corporations” and together with the ProMed Corporations, each an “Acquired Corporation” and collectively, the ‘‘Acquired Corporations”) .

C.            Pursuant to that certain Second Lien Credit Agreement, dated on or about the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Administrative Agent and the Lenders have agreed to extend credit and other financial accommodations to Assignor and/or certain of Assignor’s affiliates, and Assignor and the other Loan Parties (including, without limitation, the Acquired Corporations) have agreed to guarantee the payment and performance of all of the Obligations and to grant to Administrative Agent security interests in the Collateral to secure payment and performance of all of the Obligations.

D.            Assignor has agreed to execute and deliver this Assignment to Administrative Agent in order to supplement the terms of the Credit Agreement and the Collateral Agreement with respect to the ProMed Acquisition Documents (as hereinafter defined) and the Alta Acquisition Documents (as hereinafter defined).

E.            Assignor acknowledges that Administrative Agent and the Lenders would not enter into the Credit Agreement absent Assignor’s agreements hereunder.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, Assignor and Administrative Agent hereby agree as follows:

1.            Defined Terms; lntercreditor Agreement.

1.1           Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.2           lntercreditor Agreement.  Notwithstanding anything contained herein to the contrary, the liens and security interests granted to the Administrative Agent, for the benefit of the Lenders, pursuant to this Assignment, and the exercise of any right or remedy by the Administrative Agent, for the benefit of the Lenders, under this Assignment, are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Assignment, the terms of the Intercreditor Agreement shall govern and control.

2.            Assignment.  As additional security for the Obligations, Assignor hereby collaterally assigns and transfers to Administrative Agent, and acknowledges that, pursuant to the Collateral Agreement, Assignor has granted to Administrative Agent a security interest in:

2.1           ProMed Acquisition Documents.  All of Assignor’s right, title and interest in and to the documents set forth on Exhibit A attached hereto (collectively, the “ProMed Acquisition Documents”).

2.2           Alta Acquisition Documents.  All of Assignor’s right, title and interest in and to the documents set forth of Exhibit B attached hereto (collectively, the “Alta Acquisition Documents” and together with the ProMed Acquisition Documents, the “Acquisition Documents”).

2.3           ProMed Rights and Remedies.  All of the rights, benefits, remedies, privileges and claims of Assignor with respect to the ProMed Acquisition Documents (collectively, the “ProMed Rights And Remedies”), including, without limitation, (i) all rights to monies or payments owing to Assignor under the ProMed Acquisition Documents, and any and all security therefor and for all other obligations owing to Assignor thereunder, (ii) all rights that Assignor may have to indemnification under the ProMed Acquisition Documents including, without limitation, enforcement rights and collection rights, (iii) all Rights and Remedies of Assignor with respect to any breach of the representations, warranties and covenants set forth in any of the ProMed Acquisition Documents, and (iv) the proceeds thereof.

2.4           Alta Rights and Remedies.  All of the rights, benefits, remedies, privileges and claims of Assignor with respect to the Alta Acquisition Documents (collectively, the ‘‘Alta Rights And Remedies” and together with the ProMed Rights and Remedies, the “Rights and Remedies”), including, without limitation, (i) all rights to monies or payments owing to Assignor under the Alta Acquisition Documents, and any and all security therefor and for all other obligations owing to Assignor thereunder, (ii) all rights that Assignor may have to indemnification under the Alta Acquisition Documents, (iii) all Rights and Remedies of Assignor

with respect to any breach of the representations, warranties and covenants set forth in any of the Alta Acquisition Documents, including, without limitation, enforcement rights and collection rights, and (iv) the proceeds thereof.

3.             Rights and Remedies Generally.  Prior to the occurrence of an Event of Default under the Credit Agreement or any other Loan Document (a “Default”), Assignor will enforce all of its Rights and Remedies diligently and in good faith.  Effective from and after the occurrence of a Default, Assignor hereby irrevocably authorizes and empowers Administrative Agent, in Administrative Agent’s sole discretion, to assert as Administrative Agent may deem proper, either directly or on behalf of Assignor, any and all of the Rights and Remedies which Assignor may from time to time have under the Acquisition Documents, and to receive and collect all damages, awards and other monies resulting therefrom and to apply the same on account of any of the Obligations.

4.             Termination.  This Assignment shall continue in effect until all of the Obligations have been paid in full and the Credit Agreement has been terminated in accordance with the terms thereof, at which time Administrative Agent shall release to the Assignor Administrative Agent’s interests in the Acquisition Documents and the Rights and Remedies and the other rights assigned to Administrative Agent hereby.

5.             Further Assurances.  At any time or from time to time, upon Administrative Agent’s written request, Assignor will execute and deliver to Administrative Agent such further documents and do such other acts and things as Administrative Agent may request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto, or a financing or continuation statement with respect hereto, in accordance with the laws of any applicable jurisdictions.  Assignor hereby authorizes Administrative Agent to effect any such filing or recording statements (or amendments thereto) without the signature of Assignor, and Administrative Agent’s costs and expenses with respect thereto shall be part of the Obligations and shall be payable by Assignor on demand.

6.             Acquisition Documents.  Concurrent herewith, Assignor is delivering to Administrative Agent possession of the original Acquisition Documents, together with any and all amendments thereto, as in effect on the date hereof, to hold in accordance with the terms of (a) the Credit Agreement until such Credit Agreement is terminated in accordance with its terms and (b) the lntercreditor Agreement.

7.             Attorney-in-Fact.  Assignor hereby irrevocably makes, constitutes, and appoints Administrative Agent (and Administrative Agent’s officers, employees, or agents) as Assignor’s true and lawful agent and attorney-in-fact for the purposes of enabling Administrative Agent or its agent(s) after the occurrence of a Default to (a) assert and enforce such Rights and Remedies and to collect such damages, awards and other monies and to apply them in the manner set forth hereinabove, and (b) to sign the name of Assignor on any documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Assignor in order to protect Administrative Agent’s interests in the Acquisition Documents.  Assignor agrees that neither Administrative Agent, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 7, other than as a result of its or their gross negligence or willful misconduct.  The power of attorney granted under this Section 7 is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full, the Credit Agreement and the other Loan Documents terminated, and Assignor’s duties under this Assignment have been discharged in full.  Assignor will not assign, pledge or otherwise encumber any of its rights, title or interest under, in or to any of the Acquisition Documents except for the assignment to Administrative Agent and its successors or assigns as set forth herein and the grant of a first priority security interest to the First Lien Administrative Agent in and to the Acquisition Documents.

8.             Modification of Rights and Remedies.  Assignor shall keep Administrative Agent informed of all circumstances bearing adversely upon the Rights and Remedies.  Assignor shall not waive, amend, alter or modify any of the Rights and Remedies in any adverse manner without the prior written consent of Administrative Agent.  Assignor shall not, without Administrative Agent’s prior written consent, amend, alter, modify or terminate any of the Acquisition Documents, or waive any of the provisions hereof, or do or permit any act in contravention thereof.

9.             Assignor to Remain Liable.  Notwithstanding the foregoing, Assignor expressly acknowledges and agrees that it shall remain liable under the Acquisition Documents to observe and perform all of the conditions and obligations in the Acquisition Documents which Assignor is bound to observe and perform, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Administrative Agent to be under any obligation or liability in any respect whatsoever to observe or perform any of the representations, warranties, conditions, covenants, agreements or terms of the Acquisition Documents.

10.           Counterparts; Effectiveness.  This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.  All of such counterparts, taken together, shall constitute but one and the same agreement.  This Assignment shall become effective upon the execution of a counterpart of this Assignment by each of the parties hereto.

11.           Notices.  All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 10.02 of the Credit Agreement.

12.           Modifications and Amendments.  This Assignment shall not be changed orally but shall be changed only by agreement in writing signed by Assignor and Administrative Agent.  No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Assignment.

13.           Severability.  If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby, and this Assignment shall be liberally construed so as to carry out the intent of the parties to it.

14.           Governing Law; Venue; Successors and Assigns; Entire Agreement.  This Assignment (a) shall be construed in accordance with and governed by the internal laws of the

State of New York; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and (c) together with the Intercreditor Agreement, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  EACH ASSIGNOR UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK.

15.           California Judicial Reference; Jury Trial Waiver.  If, notwithstanding the choice of law made in Section 14 of this Assignment, any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Assignment, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) Assignor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDlRECTLY ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

[Signature Pages Follow]

EXECUTED as of the date first above written.

ASSIGNOR:

PROSPECT HOSPITALS SYSTEM, LLC

By:
Name:
Title:

PROSPECT MEDICAL HOLDINGS, INC.

By:
Name: Jacob Y. Terner, M.D.
Title: Chief Executive Officer

PROSPECT MEDICAL GROUP, INC.

By:
Name: Jacob Y. Terner, M.D.
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as administrative agent

By:
Name:
Title:

EXHIBIT A

PROMED ACQUISITION DOCUMENTS

On file with Kennedy Covington

EXHIBIT B

ALTA ACQUISITION DOCUMENTS

On file with Kennedy Covington